WORLD ACCEPTANCE CORPORATION
                     NINTH AMENDMENT TO CREDIT AGREEMENT AND
                    FIFTH AMENDMENT TO REVOLVING CREDIT NOTES


Harris Trust and Savings Bank
in its individual capacity as a Bank and as Agent
111 West Monroe Street
Chicago, Illinois 60690
The First National Bank of Chicago
One First National Plaza
Chicago, Illinois 60670

Ladies and Gentlemen:

     Reference is hereby made to that certain Credit Agreement dated as of December 1, 1992, between the undersigned, World Acceptance Corporation, a South Carolina corporation (the "Borrower") and you, as heretofore amended (the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Borrower has requested that the Banks make an amendment to the Credit Agreement and the Notes to increase the amount of the Revolving Credit thereunder, and the Banks are willing to do so under the terms and conditions set forth in this Amendment.

1. AMENDMENT.

     Upon your acceptance hereof in the space provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

     (a) The Commitments of the Banks under the Credit Agreement are hereby amended as follows:

Bank                                        Commitment


Harris Trust and Savings Bank               $25,000,000 plus additional
                                            $12,500,000 from November 30, 1996
                                            to and including April 15, 1997

The First National Bank of Chicago          $25,000,000 plus additional
                                            $12,500,000 from November 30, 1996
                                            to and including April 15, 1997

     (b) The proviso in the first sentence of Section 3.1 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

     provided however, that the commitment fee for any unused portion of the $25,000,000 temporary increase in the Commitments shall be one-quarter of one percent (1/4 of 1%) per annum.

2. AMENDMENTS TO NOTES.

     Upon your acceptance hereof in the space provided for that purpose below, each of the Notes shall be and hereby is amended as follows:

(a) Each Note shall be amended by  deleting  the amount  "$30,000,000"  wherever
such  amount   appears   therein  and  by   substituting   therefor  the  amount
"$37,500,000".

(b) Each Note shall be amended by deleting the phrase "Thirty Million" appearing therein and by substituting therefor the phrase "Thirty-Seven Million Five Hundred Thousand".

     The Borrower hereby confirms its promise to pay all principal of and interest on the Notes as amended hereby.

3. CONDITIONS PRECEDENT

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) The Borrower and the Banks shall have executed and delivered this Amendment.

(b) The Company shall have paid closing fees to each Bank in the amount of $18,750 per Bank.

(c) The Banks shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with execution and delivery of this Amendment to the extent the Banks or their counsel may reasonably request.

(d) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Banks and their counsel; and the Banks shall have received the favorable written opinion of counsel for the Borrower in form and substance satisfactory to the Banks and their counsel.

(e) Each Restricted Subsidiary shall have executed and delivered to the Banks its consent in the form set forth below.

(f) The Note Purchasers shall have consented to the execution and delivery hereof.

4. REPRESENTATIONS.

     In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Banks that, except as set forth on Schedule 1 hereto, as of the date hereof, each of the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.6 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Banks), in each such case, after giving effect to this Amendment and the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no


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


Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

5. MISCELLANEOUS

(a) The Borrower has heretofore executed and delivered the Collateral Documents to the Security Trustee for the benefit of the Banks and the Note Purchasers and the Borrower hereby agrees that notwithstanding the execution and delivery of this Amendment, the Collateral Documents shall be and remain in full force and effect and that any rights and remedies of the Security Trustee thereunder, obligations of the Borrower thereunder and any liens and security interest created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

(b) The Credit Agreement and Notes, as amended hereby, shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement or Notes being sufficient to refer to the Credit Agreement and Notes as amended hereby.

(c) The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Agent.

(d) This Amendment may be executed in any number of counterparts, and by different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.


      December 2, 1996
                                                   WORLD ACCEPTANCE CORPORATION


                                                   By  /s/A.A. McLean III
                                                   Its Executive Vice President


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


Accepted and agreed to as of the date and year last above written.

                                          HARRIS TRUST AND SAVINGS BANK, in its
                                          individual capacity as a Bank and as
                                          Agent

                                          By  /s/[signature illegible]
                                          Its Vice President

                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By /s/Craig Goldsmith
                                          Its AVP


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


     For purposes of inducing the undersigned Note Purchasers to consent to this Amendment, the Borrower hereby represents and warrants that, except as set forth on Schedule 1 hereto, as of the date hereof, each of the representations and warranties set forth in Exhibit C of the Note Purchase Agreements are and shall be and remain true and correct (except that the representations contained in paragraph 4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Note Purchasers), in each such case, after giving effect to this Amendment and the Borrower is in full compliance with all of the terms and conditions of the Note Purchase Agreements and no Default or Event of Default (as defined therein) has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

                                                WORLD ACCEPTANCE CORPORATION


                                                By /s/A.A. McLean III
                                                Its Executive Vice President



Consented and agreed to as of the date and year last above written.

                                                PRINCIPAL MUTUAL LIFE INSURANCE
                                                COMPANY

                                                By /s/James C. Fifield
                                                Its____________________________

                                                By /s/Stephen G. Skrivanek
                                                Its Counsel


                                                JEFFERSON PILOT LIFE INSURANCE
                                                COMPANY

                                                By /s/James E. McDonald
                                                Its_____________________________

                                    CONSENT

     The undersigned have each heretofore executed and delivered to the Security Trustee a Guaranty Agreement ("Guaranty") and a Security Agreement and Indenture of Trust ("Security Agreement") and each hereby consents to the Amendment as set forth above and confirms that its Guaranty and Security Agreement and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned each further agrees that the consent of the undersigned to any further amendments of the Credit Agreement shall not be required as a result of this consent having been obtained.








                                      WORLD ACCEPTANCE CORPORATION OF
                                      ALABAMA

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer, and Assistant
                                               Secretary

                                      WORLD ACCEPTANCE CORPORATION OF
                                      MISSOURI

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer, and Assistant
                                               Secretary

                                      WORLD FINANCE CORPORATION OF GEORGIA

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer and Assistant
                                               Secretary


                                      WORLD FINANCE CORPORATION OF
                                      ILLINOIS

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer, and Assistant
                                               Secretary
                                      WORLD FINANCE CORPORATION OF
                                      LOUISIANA

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer, and Assistant

                                               Secretary

                                      WORLD ACCEPTANCE CORPORATION OF
                                      OKLAHOMA, INC.

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer, and Assistant
                                               Secretary

                                      WORLD FINANCE CORPORATION OF SOUTH
                                      CAROLINA

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer and Assistant
                                               Secretary

                                      WORLD FINANCE CORPORATION OF
                                      TENNESSEE

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer, and Assistant
                                               Secretary

                                      WORLD FINANCE CORPORATION OF TEXAS

                                      By /s/A.A. McLean III
                                      Its      President

                                      WFC LIMITED PARTNERSHIP
                                      By:  WFC of South Carolina, Inc.,
                                           as sole general partner

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer, and Assistant
                                               Secretary

                                      WFC OF SOUTH CAROLINA, INC.

                                      By /s/A.A. McLean III
                                      Its      Executive Vice President, Chief
                                               Financial Officer, and Assistant
                                               Secretary

                                   Schedule 1
                  Exceptions to Representations and Warranties


     The Borrower and its Georgia subsidiary are named as co-defendants with a number of other finance companies, jewelry and furniture retailers and insurance companies in an action, formerly pending in U.S. District Court in Georgia, which has been transferred and consolidated with other pending actions under the caption In re American Insurance Company, "Non-filing Insurance" Fee Litigation (Multidistrict Litigation Docket No. 1130, U.S. District Court, District of Alabama, Northern Division). The consolidated action involves the defendants' non-file insurance practices. The complaint alleges, among other things, that the defendants' non-file insurance coverages do not constitute true insurance, which result in alleged federal truth-in-lending, RICO and antitrust violations and state fraud, breach of contract and conversion violations, and seeks certification of a nationwide class of plaintiffs to recover money damages and injunctive relief. The complaint in this action was filed on April 18, 1995, the Borrower has filed an answer and the parties are in the discovery process. The Borrower has been advised that certain of the defendants in the case have agreed to settle the claims made against them by paying money damages to the plaintiffs. The Borrower has also been advised that at least one of the settling defendants has agreed to change its non-file insurance practices. If the Borrower's non-file insurance practices are found to be invalid, the Borrower could be required to refund non-file insurance fees, pay other significant damages to the plaintiffs or change its non-file insurance practices going forward, and the Borrower could experience a reduction in future income unless legislative reforms are enacted. The Borrower disputes the allegations made in the complaint, and intends to defend itself vigorously. Although the Borrower is unable to predict with certainty the outcome of this litigation, management expects that it will not have a material adverse effect on the Borrower's consolidated financial position or results of operations.


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